COMPANY CONTACT

Sean Mahoney
(240) 744-1150

FOR IMMEDIATE RELEASE

Tuesday, November 4, 2014

DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER 2014 RESULTS AND RAISES FULL YEAR GUIDANCE
Pro Forma RevPAR Increased 18.6% and Hotel Adjusted EBITDA Increased 39.1%
BETHESDA, Maryland, Tuesday, November 4, 2014 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 27 premium hotels in the United States, today announced results of operations for the quarter ended September 30, 2014.

Operating Highlights

•	Pro Forma RevPAR: Pro Forma RevPAR was $170.88, an increase of 18.6% from the comparable period of 2013.

•	Pro Forma Hotel Adjusted EBITDA Margin: Pro Forma Hotel Adjusted EBITDA margin was 31.39%, an increase of 531 basis points from the comparable period of 2013.

•	Pro Forma Hotel Adjusted EBITDA: Pro Forma Hotel Adjusted EBITDA was $71.7 million, an increase of 39.1% from the comparable period of 2013.

•	Adjusted EBITDA: Adjusted EBITDA was $66.8 million, an increase of 31.0% from the comparable period of 2013.

•	Adjusted FFO: Adjusted FFO was $48.3 million and Adjusted FFO per diluted share was $0.25.

•
Hilton Garden Inn Times Square Central Acquisition: The Company acquired the 282-room Hilton Garden Inn Times Square Central in New York for $127.2 million during the third quarter. The hotel opened on September 1, 2014.

•	Inn at Key West Acquisition: The Company acquired the Inn at Key West, a 106-room boutique hotel, for $47.5 million.

•
Courtyard Midtown East Refinancing: The Company refinanced the Courtyard Manhattan/Midtown East during the third quarter. The new $86.0 million mortgage has a ten-year term and bears interest at a fixed rate of 4.40%.

•	Dividends: The Company declared a quarterly dividend of $0.1025 per share during the third quarter.

Recent Developments

•
Lexington Hotel Loan: The Company amended its existing $170.4 million mortgage loan secured by the Lexington Hotel New York City in early October. The amendment reduced the interest rate and extended the term of the loan.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, “The third quarter was the highest growth quarter in the 10-year history of the Company. We continue to reap the benefits of our urban and resort focus and the payoff from our value-add strategies implemented over the past few years, as well as benefiting from strong lodging fundamentals. Moreover, our industry-leading profit margin expansion is a testament to our asset management initiatives to increase market share and tightly control expenses. The outperformance of our portfolio enables us to raise our full year guidance for the second time this year. We also expect our future results to benefit from the recent acquisitions of the Hilton Garden Inn Times Square Central and the Inn at Key West.”
Operating Results
Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.” Discussions of “Pro Forma” exclude the Oak Brook Hills Resort sold in April 2014 and the Hilton Garden Inn Times Square Central, which opened on September 1, 2014, and include the results of operations of the Inn at Key West under previous ownership.

For the quarter ended September 30, 2014, the Company reported the following:

	Third Quarter
	2014	2013	Change
Pro Forma ADR	$201.90	$182.34	10.7%
Pro Forma Occupancy	84.6%	79.0%	5.6 percentage points
Pro Forma RevPAR	$170.88	$144.07	18.6%
Pro Forma Hotel Adjusted EBITDA Margin	31.39%	26.08%	531 basis points
Adjusted EBITDA	$66.8 million	$51.0 million	$15.8 million
Adjusted FFO	$48.3 million	$35.9 million	$12.4 million
Adjusted FFO per diluted share	$0.25	$0.18	$0.07

The Lexington Hotel New York City achieved outstanding results in the third quarter, benefiting from its renovation and branding to Marriott's Autograph Collection. Excluding the hotel, which was under renovation during the comparable period of 2013, the Company's Pro Forma RevPAR increased 13.5% from 2013 and Pro Forma Hotel Adjusted EBITDA margin increased 353 basis points from 2013.

For the nine months ended September 30, 2014, the Company reported the following:

	Year To Date
	2014	2013	Change
Pro Forma ADR	$195.90	$182.34	7.4%
Pro Forma Occupancy	80.9%	76.7%	4.2 percentage points
Pro Forma RevPAR	$158.43	$139.93	13.2%
Pro Forma Hotel Adjusted EBITDA Margin	29.43%	26.42%	301 basis points
Adjusted EBITDA	$175.0 million	$147.6 million	$27.4 million
Adjusted FFO	$129.7 million	$105.8 million	$23.9 million
Adjusted FFO per diluted share	$0.66	$0.54	$0.12

Hilton Garden Inn Times Square Central Acquisition

On August 29, 2014, the Company acquired the fee-simple condominium interest in the 282-room Hilton Garden Inn Times Square Central for $127.2 million, or $451,000 per key. The hotel opened on September 1, 2014 and is operated by Highgate Hotels, the largest operator of hotels in New York City. The purchase price represents less than 12 times the hotel's projected 2015 EBITDA.
Inn at Key West Acquisition
The Company acquired the fee simple interest in the Inn at Key West, a 106-room boutique hotel located in Key West, Florida for $47.5 million, or $448,000 per key. The purchase price represents a 12.1 multiple on forecasted 2014 Hotel Adjusted EBITDA and a 7.6% capitalization rate of the forecasted 2014 net operating income.
Courtyard Manhattan/Midtown East Refinancing

In July 2014, the Company entered into a new 10-year $86 million mortgage loan secured by the Courtyard Manhattan/Midtown East. The loan bears interest at a fixed rate of 4.4% and is interest-only for the first two years, after which principal will amortize over 30 years. The new loan provided more than 100 percent of the proceeds and half the interest rate of the prior loan, as a result of the hotel's strong operating performance and more favorable debt market conditions.

Lexington Hotel New York City Refinancing

In October 2014, the Company amended its existing $170.4 million mortgage loan secured by the Lexington Hotel New York City. The amended loan bears interest at an initial floating rate of LIBOR plus 275 basis points, and features a pricing grid that will further reduce the spread to as low as 175 basis points upon achieving certain hotel cash flow hurdles. The reduced borrowing costs are expected to save the Company between $1.5 million and $2.0 million in annual interest expense. The amended loan extends the term of the loan by 30 months.

Capital Expenditures

The Company continues to expect to spend approximately $95 million on capital improvements at its hotels in 2014, of which approximately $45 million relates to the completion of the $140 million capital improvement program and approximately $50 million relates to new 2014 capital projects.

The Company has spent approximately $56.1 million on capital improvements during the nine months ended September 30, 2014. The majority of the capital improvements related to the substantial completion of the comprehensive renovations of the Westin Washington D.C. City Center, Westin San Diego, Hilton Boston and Hilton Burlington, as well as the guest room renovation at the Hilton Minneapolis.
Balance Sheet
As of September 30, 2014, the Company had $119.1 million of unrestricted cash on hand and approximately $1.1 billion of total debt, which consists of property-specific mortgage debt. The Company has no outstanding borrowings on its $200 million senior unsecured credit facility.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.1025 per share to stockholders of record as of September 30, 2014. The dividend was paid on October 10, 2014.

Outlook and Guidance
The Company has provided annual guidance for 2014, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  Pro Forma RevPAR growth excludes the Hilton Garden Inn Times Square Central, which is expected to increase the Company's RevPAR growth by approximately 75 basis points.

The Company is increasing its full year 2014 guidance to incorporate its third quarter outperformance and the acquisition of the Inn at Key West. The Company now expects the full year 2014 results to be as follows:

Metric	Previous Guidance		Revised Guidance
	Low End	High End	Low End	High End
Pro Forma RevPAR Growth	9.5 percent	11.5 percent	11.5 percent	12.5 percent
Adjusted EBITDA	$225.5 million	$235.5 million	$232 million	$236 million
Adjusted FFO	$165 million	$172 million	$172 million	$175 million
Adjusted FFO per share (based on 196.6 million shares)	$0.84 per share	$0.88 per share	$0.87 per share	$0.89 per share

The midpoint of the guidance range above implies Hotel Adjusted EBITDA margin growth of over 265 basis points.

Earnings Call
The Company will host a conference call to discuss its third quarter results on Tuesday, November 4, 2014, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 866-202-0886 (for domestic callers) or 617-213-8841 (for international callers). The participant passcode is 72798585. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for thirty days.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 27 premium quality hotels with over 11,000 rooms. The Company has strategically positioned its hotels to generally be operated under the leading global brands such as Hilton, Marriott, and Westin. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the development of a hotel by a third-party developer; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Property and equipment, net	$2,722,993	$2,567,533
Deferred financing costs, net	8,622	7,702
Restricted cash	98,394	89,106
Due from hotel managers	89,693	69,353
Note receivable	—	50,084
Favorable lease assets, net	34,425	39,936
Prepaid and other assets (1)	52,480	79,474
Cash and cash equivalents	119,069	144,584
Total assets	$3,125,676	$3,047,772
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$1,125,309	$1,091,861
Senior unsecured credit facility	—	—
Total debt	1,125,309	1,091,861

Deferred income related to key money, net	22,889	23,707
Unfavorable contract liabilities, net	76,689	78,093
Due to hotel managers	57,340	54,225
Dividends declared and unpaid	20,452	16,981
Accounts payable and accrued expenses (2)	100,799	102,214
Total other liabilities	278,169	275,220
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 195,698,858 and 195,470,791 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	1,957	1,955
Additional paid-in capital	1,981,980	1,979,613
Accumulated deficit	(261,739)	(300,877)
Total stockholders’ equity	1,722,198	1,680,691
Total liabilities and stockholders’ equity	$3,125,676	$3,047,772

(1)	Includes $39.4 million of deferred tax assets, $7.2 million of prepaid expenses and $5.9 million of other assets as of September 30, 2014.

(2)
Includes $63.3 million of deferred ground rent, $11.9 million of deferred tax liabilities, $8.8 million of accrued property taxes, $3.3 million of accrued capital expenditures and $13.5 million of other accrued liabilities as of September 30, 2014.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Rooms	$171,047	$145,447	$465,871	$415,887
Food and beverage	45,504	46,214	146,297	145,804
Other	12,666	12,684	37,067	36,530
Total revenues	229,217	204,345	649,235	598,221
Operating Expenses:
Rooms	42,534	39,250	121,783	112,467
Food and beverage	32,662	33,443	101,855	103,259
Management fees	8,330	7,007	22,083	18,925
Other hotel expenses	75,180	73,082	220,335	213,282
Depreciation and amortization	25,327	25,663	75,576	78,521
Hotel acquisition costs	1,198	23	1,279	46
Corporate expenses	6,368	4,932	15,878	18,055
Gain on insurance proceeds	(554)	—	(1,825)	—
Gain on litigation settlement, net	—	—	(10,999)	—
Total operating expenses	191,045	183,400	545,965	544,555
Operating profit	38,172	20,945	103,270	53,666
Other Expenses (Income):
Interest income	(156)	(1,659)	(2,766)	(4,603)
Interest expense	14,691	14,471	43,816	42,511
Other income, net	(50)	—	(50)	—
Loss (Gain) on sale of hotel property	40	—	(1,251)	—
Gain on hotel property acquisition	(23,894)	—	(23,894)	—
Gain on prepayment of note receivable	—	—	(13,550)	—
Total other (income) expenses, net	(9,369)	12,812	2,305	37,908
Income from continuing operations before income taxes	47,541	8,133	100,965	15,758
Income tax (expense) benefit	(3,733)	(454)	(1,203)	1,241
Income from continuing operations	43,808	7,679	99,762	16,999
Income from discontinued operations, net of taxes	—	885	—	2,510
Net income	$43,808	$8,564	$99,762	$19,509
Basic and diluted earnings per share:
Continuing operations	$0.22	$0.04	$0.51	$0.09
Discontinued operations	—	0.00	—	0.01
Basic and diluted earnings per share	$0.22	$0.04	$0.51	$0.10

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust EBITDA and FFO when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor's complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable management contract assets recorded in conjunction with our acquisitions of the Westin Washington D.C. City Center, Westin San Diego, and Hilton Burlington and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. The amortization of the favorable and unfavorable contracts does not reflect the underlying operating performance of our hotels.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect its actual performance for that period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•
Allerton Loan: We exclude the gain from the prepayment of the loan in 2014. Prior to the prepayment, cash payments received during 2010 and 2011 that were included in Adjusted EBITDA and Adjusted FFO and reduced the carrying basis of the loan were deducted from Adjusted EBITDA and Adjusted FFO, calculated based on a straight-line basis over the anticipated term of the loan.

•
Other Non-Cash and /or Unusual Items:  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of the Company. Such items include, but are not limited to, pre-opening costs, contract termination fees, severance costs, and gains from legal settlements, bargain purchase gains, and insurance proceeds.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and fair market value adjustments to the Company's interest rate cap agreement.

The following tables are reconciliations of our U.S. GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2013	2014	2013
Net income	$43,808	$8,564	$99,762	$19,509
Interest expense	14,691	14,471	43,816	42,511
Income tax expense (benefit) (1)	3,733	593	1,203	(944)
Real estate related depreciation and amortization (2)	25,327	26,254	75,576	80,280
EBITDA	87,559	49,882	220,357	141,356
Non-cash ground rent	1,588	1,700	4,880	5,111
Non-cash amortization of favorable and unfavorable contract liabilities, net	(353)	(354)	(1,058)	(1,063)
Loss (Gain) on sale of hotel property	40	—	(1,251)	—
Gain on hotel property acquisition	(23,894)	—	(23,894)	—
Loss on early extinguishment of debt	61	—	61	—
Gain on insurance proceeds	(554)	—	(1,825)	—
Gain on litigation settlement (3)	—	—	(10,999)	—
Gain on prepayment of note receivable	—	—	(13,550)	—
Reversal of previously recognized Allerton income	—	(291)	(453)	(872)
Hotel acquisition costs	1,198	23	1,279	46
Pre-opening costs (4)	381	—	667	—
Severance costs (5)	788	—	788	3,065
Adjusted EBITDA	$66,814	$50,960	$175,002	$147,643

(1)	Includes $0.1 million and $0.3 million of income tax expense reported in discontinued operations for the three and nine months ended September 30, 2013, respectively.

(2)	Includes $0.6 million and $1.8 million of depreciation expense reported in discontinued operations for the three and nine months ended September 30, 2013, respectively.

(3)
Includes $14.0 million of settlement proceeds, net of a $1.2 million contingency fee paid to our legal counsel and $1.8 million of legal fees and other costs incurred over the course of the legal proceedings for the nine months ended September 30, 2014. The $1.8 million of legal fees and other costs were previously recorded as corporate expenses and the repayment of those costs through the settlement proceeds is recorded as a reduction of corporate expenses.

(4)	Classified as other hotel expenses on the consolidated statements of operations.

(5)	Classified as corporate expenses on the consolidated statements of operations.

	Full Year 2014 Guidance
	Low End	High End
Net income	$117,577	$119,577
Interest expense	58,500	58,500
Income tax expense	1,100	2,100
Real estate related depreciation and amortization	99,000	100,000
EBITDA	276,177	280,177
Non-cash ground rent	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)
Gain on sale of hotel property	(1,251)	(1,251)
Gain on hotel property acquisition	(23,894)	(23,894)
Loss on early extinguishment of debt	61	61
Severance costs	788	788
Gain on insurance proceeds	(1,825)	(1,825)
Gain on litigation settlement	(10,999)	(10,999)
Gain on prepayment of note receivable	(13,550)	(13,550)
Reversal of previously recognized Allerton income	(453)	(453)
Hotel acquisition costs	1,279	1,279
Pre-opening costs	667	667
Adjusted EBITDA	$232,000	$236,000

The following tables are reconciliations of our U.S. GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2013	2014	2013
Net income	$43,808	$8,564	$99,762	$19,509
Real estate related depreciation and amortization (1)	25,327	26,254	75,576	80,280
Loss (Gain) on sale of hotel property	40	—	(1,251)	—
FFO	69,175	34,818	174,087	99,789
Non-cash ground rent	1,588	1,700	4,880	5,111
Non-cash amortization of unfavorable contract liabilities, net	(353)	(354)	(1,058)	(1,063)
Gain on hotel property acquisition	(23,894)	—	(23,894)	—
Loss on early extinguishment of debt	61	—	61	—
Gain on insurance proceeds	(554)	—	(1,825)	—
Gain on litigation settlement (2)	—	—	(10,999)	—
Gain on prepayment of note receivable	—	—	(13,550)	—
Hotel acquisition costs	1,198	23	1,279	46
Pre-opening costs	381	—	667	—
Reversal of previously recognized Allerton income	—	(291)	(453)	(872)
Severance costs	788	—	788	3,065
Fair value adjustments to debt instruments	(90)	(42)	(265)	(233)
Adjusted FFO	$48,300	$35,854	$129,718	$105,843
Adjusted FFO per share	$0.25	$0.18	$0.66	$0.54

(1)	Includes $0.6 million and $1.8 million of depreciation expense reported in discontinued operations for the three and nine months ended September 30, 2013, respectively.

(2)
Includes $14.0 million of settlement proceeds, net of a $1.2 million contingency fee paid to our legal counsel and $1.8 million of legal fees and other costs incurred over the course of the legal proceedings for the nine months ended September 30, 2014. The $1.8 million of legal fees and other costs were previously recorded as corporate expenses and the repayment of those costs through the settlement proceeds is recorded as a reduction of corporate expenses.

	Full Year 2014 Guidance
	Low End	High End
Net income	$117,577	$119,577
Real estate related depreciation and amortization	99,000	100,000
Gain on sale of hotel property	(1,251)	(1,251)
FFO	215,326	218,326
Non-cash ground rent	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)
Gain on insurance proceeds	(1,825)	(1,825)
Gain on hotel property acquisition	(23,894)	(23,894)
Loss on early extinguishment of debt	61	61
Severance costs	788	788
Gain on litigation settlement	(10,999)	(10,999)
Gain on prepayment of note receivable	(13,550)	(13,550)
Reversal of previously recognized Allerton income	(453)	(453)
Hotel acquisition costs	1,279	1,279
Pre-opening costs	667	667
Fair value adjustments to debt instruments	(400)	(400)
Adjusted FFO	$172,000	$175,000
Adjusted FFO per share	$0.87	$0.89

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and other contracts, and the non-cash amortization of our unfavorable contract liabilities. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY
HOTEL OPERATING DATA
Schedule of Property Level Results - Pro Forma (1)
(in thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Revenues:
Rooms	$170,067	$143,212	18.8%	$467,906	$412,608	13.4%
Food and beverage	45,609	42,466	7.4%	145,621	137,892	5.6%
Other	12,658	11,886	6.5%	37,030	34,963	5.9%
Total revenues	228,334	197,564	15.6%	650,557	585,463	11.1%
Operating Expenses:
Rooms departmental expenses	$42,353	$38,448	10.2%	$121,469	$110,465	10.0%
Food and beverage departmental expenses	32,728	31,135	5.1%	101,122	97,666	3.5%
Other direct departmental	4,720	5,115	(7.7)%	14,845	15,652	(5.2)%
General and administrative	17,177	15,931	7.8%	50,223	45,993	9.2%
Utilities	7,226	7,600	(4.9)%	20,978	21,411	(2.0)%
Repairs and maintenance	9,204	8,898	3.4%	27,324	26,685	2.4%
Sales and marketing	15,178	13,494	12.5%	43,748	39,050	12.0%
Franchise fees	4,264	3,275	30.2%	11,389	9,108	25.0%
Base management fees	5,649	4,745	19.1%	16,057	14,057	14.2%
Incentive management fees	2,668	2,080	28.3%	6,117	4,550	34.4%
Property taxes	10,074	10,112	(0.4)%	29,727	30,572	(2.8)%
Ground rent	3,735	3,650	2.3%	11,183	10,916	2.4%
Other fixed expenses	2,926	2,799	4.5%	8,618	8,386	2.8%
Pre-opening costs	381	—	100.0%	667	—	100.0%
Total hotel operating expenses	$158,283	$147,282	7.5%	$463,467	$434,511	6.7%
Hotel EBITDA	70,051	50,282	39.3%	187,090	150,952	23.9%
Non-cash ground rent	1,588	1,592	(0.3)%	4,757	4,787	(0.6)%
Non-cash amortization of unfavorable contract liabilities	(353)	(354)	(0.3)%	(1,058)	(1,063)	(0.5)%
Pre-opening costs (2)	381	—	100.0%	667	—	100.0%
Hotel Adjusted EBITDA	$71,667	$51,520	39.1%	$191,456	$154,676	23.8%

(1)
Pro forma to exclude sold hotels and the Hilton Garden Inn Times Square Central, as this hotel was newly built in 2014, and include the results of operations of acquired hotels under previous ownership for the periods presented.

(2)	Classified as other hotel expenses on the consolidated statements of operations.

Market Capitalization as of September 30, 2014
(in thousands)
Enterprise Value

Common equity capitalization (at September 30, 2014 closing price of $12.68/share)	$2,489,788
Consolidated debt	1,125,309
Cash and cash equivalents	(119,069)
Total enterprise value	$3,496,028
Share Reconciliation

Common shares outstanding	195,699
Unvested restricted stock held by management and employees	559
Share grants under deferred compensation plan held by directors	98
Combined shares outstanding	196,356

Debt Summary as of September 30, 2014
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard Manhattan / Midtown East	4.400%	Fixed	$86,000	August 2024
Lexington Hotel New York	LIBOR + 3.00	Variable	170,368	March 1, 2015 (1)
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Renaissance Worthington	5.400%	Fixed	53,102	July 2015
JW Marriott Denver at Cherry Creek	6.470%	Fixed	38,940	July 2015
Frenchman’s Reef Marriott	5.440%	Fixed	56,871	August 2015
Orlando Airport Marriott	5.680%	Fixed	56,145	January 2016
Chicago Marriott Downtown	5.975%	Fixed	206,006	April 2016
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	49,132	June 2016
Salt Lake City Marriott Downtown	4.250%	Fixed	61,829	November 2020
Hilton Minneapolis	5.464%	Fixed	93,454	May 2021
Westin Washington D.C. City Center	3.990%	Fixed	71,090	January 2023
The Lodge at Sonoma	3.960%	Fixed	30,242	April 2023
Westin San Diego	3.940%	Fixed	69,258	April 2023
Debt premium (2)			272
Total mortgage debt			$1,125,309
Senior unsecured credit facility	LIBOR + 1.90	Variable	—	January 2017 (3)
Total debt			$1,125,309
(1) The loan may be extended for two additional one-year terms subject to the satisfaction of certain conditions and the payment of an extension fee.
(2) Non-cash GAAP adjustment recorded upon the assumption of the mortgage loan secured by the JW Marriott Denver Cherry Creek.
(3) The credit facility may be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – Third Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	3Q 2014	3Q 2013	B/(W)	3Q 2014	3Q 2013	B/(W)	3Q 2014	3Q 2013	B/(W)	3Q 2014	3Q 2013	B/(W)
Atlanta Alpharetta Marriott	$162.47	$146.73	10.7%	72.9%	73.6%	(0.7)%	$118.52	$108.01	9.7%	35.25%	28.62%	663 bps
Bethesda Marriott Suites	$157.01	$149.13	5.3%	64.9%	57.6%	7.3%	$101.85	$85.83	18.7%	18.68%	13.37%	531 bps
Boston Westin	$232.34	$196.29	18.4%	87.2%	83.2%	4.0%	$202.52	$163.22	24.1%	31.74%	25.01%	673 bps
Hilton Boston Downtown	$287.81	$242.44	18.7%	95.7%	91.5%	4.2%	$275.46	$221.73	24.2%	41.93%	36.90%	503 bps
Hilton Burlington	$209.97	$187.29	12.1%	88.5%	90.1%	(1.6)%	$185.80	$168.70	10.1%	50.21%	48.08%	213 bps
Renaissance Charleston	$197.16	$176.17	11.9%	90.0%	89.7%	0.3%	$177.36	$157.97	12.3%	30.52%	29.81%	71 bps
Hilton Garden Inn Chelsea	$233.09	$239.38	(2.6)%	94.7%	95.8%	(1.1)%	$220.68	$229.28	(3.8)%	37.56%	46.26%	-870 bps
Chicago Marriott	$217.76	$209.24	4.1%	87.1%	83.9%	3.2%	$189.64	$175.45	8.1%	28.81%	27.25%	156 bps
Chicago Conrad	$243.90	$225.00	8.4%	89.4%	87.2%	2.2%	$217.94	$196.28	11.0%	44.26%	37.25%	701 bps
Courtyard Denver Downtown	$196.97	$170.92	15.2%	88.1%	88.7%	(0.6)%	$173.48	$151.55	14.5%	50.03%	47.11%	292 bps
Courtyard Fifth Avenue	$291.18	$275.20	5.8%	93.2%	94.3%	(1.1)%	$271.29	$259.56	4.5%	30.30%	28.50%	180 bps
Courtyard Midtown East	$299.15	$277.65	7.7%	92.6%	89.0%	3.6%	$276.90	$247.14	12.0%	34.88%	35.64%	-76 bps
Frenchman's Reef	$182.89	$186.76	(2.1)%	79.3%	75.3%	4.0%	$145.09	$140.70	3.1%	8.00%	4.85%	315 bps
JW Marriott Denver Cherry Creek	$265.91	$248.79	6.9%	86.4%	84.5%	1.9%	$229.72	$210.14	9.3%	35.28%	33.39%	189 bps
Inn at Key West	$167.40	$162.41	3.1%	84.5%	75.4%	9.1%	$141.48	$122.42	15.6%	38.87%	40.70%	-183 bps
Lexington Hotel New York	$251.18	$228.06	10.1%	97.4%	51.9%	45.5%	$244.59	$118.47	106.5%	37.88%	(0.22)%	3810 bps
Los Angeles Airport Marriott	$138.58	$113.31	22.3%	91.9%	92.1%	(0.2)%	$127.31	$104.33	22.0%	24.80%	19.32%	548 bps
Hilton Minneapolis	$162.15	$152.49	6.3%	86.0%	80.5%	5.5%	$139.37	$122.79	13.5%	33.63%	30.23%	340 bps
Orlando Airport Marriott	$96.30	$92.97	3.6%	65.6%	63.2%	2.4%	$63.18	$58.79	7.5%	5.53%	8.28%	-275 bps
Hotel Rex	$250.10	$210.75	18.7%	90.5%	89.2%	1.3%	$226.27	$187.94	20.4%	44.64%	36.90%	774 bps
Salt Lake City Marriott	$152.40	$140.63	8.4%	71.9%	66.8%	5.1%	$109.52	$94.00	16.5%	33.44%	31.05%	239 bps
The Lodge at Sonoma	$313.77	$300.32	4.5%	90.5%	84.6%	5.9%	$283.90	$254.15	11.7%	36.21%	33.85%	236 bps
Hilton Garden Inn Times Square Central	$295.52	N/A	N/A	70.9%	N/A	N/A	$209.59	N/A	N/A	46.64%	N/A	N/A
Vail Marriott	$163.79	$159.09	3.0%	75.4%	70.5%	4.9%	$123.57	$112.20	10.1%	23.83%	12.37%	1146 bps
Westin San Diego	$175.78	$155.68	12.9%	87.0%	89.5%	(2.5)%	$152.93	$139.38	9.7%	33.80%	30.86%	294 bps
Westin Washington D.C. City Center	$199.17	$162.25	22.8%	85.3%	77.9%	7.4%	$169.90	$126.35	34.5%	33.01%	25.16%	785 bps
Renaissance Worthington	$171.72	$164.34	4.5%	66.8%	64.9%	1.9%	$114.63	$106.70	7.4%	26.90%	26.12%	78 bps
Pro Forma Total (1)	$201.90	$182.34	10.7%	84.6%	79.0%	5.6%	$170.88	$144.07	18.6%	31.39%	26.08%	531 bps
Pro Forma Total Excluding Lexington (2)	$197.79	$180.27	9.7%	83.7%	80.9%	2.8%	$165.58	$145.87	13.5%	30.86%	27.33%	353 bps

(1) Excludes the Hilton Garden Inn Times Square Central, which opened on September 1, 2014. Includes operating results for all other hotels assuming they were owned since January 1, 2013.
(2) Excludes the Lexington Hotel New York under renovation during the third quarter of 2013.

Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2014	YTD 2013	B/(W)	YTD 2014	YTD 2013	B/(W)	YTD 2014	YTD 2013	B/(W)	YTD 2014	YTD 2013	B/(W)
Atlanta Alpharetta Marriott	$164.68	$148.05	11.2%	71.3%	75.5%	(4.2)%	$117.47	$111.73	5.1%	35.28%	33.88%	140 bps
Bethesda Marriott Suites	$164.29	$164.37	—%	65.8%	60.2%	5.6%	$108.10	$98.88	9.3%	24.35%	22.84%	151 bps
Boston Westin	$225.22	$199.77	12.7%	79.8%	77.9%	1.9%	$179.79	$155.57	15.6%	27.92%	24.08%	384 bps
Hilton Boston Downtown	$253.15	$221.07	14.5%	90.9%	83.3%	7.6%	$230.04	$184.25	24.9%	36.87%	33.01%	386 bps
Hilton Burlington	$169.51	$161.32	5.1%	77.1%	75.3%	1.8%	$130.75	$121.53	7.6%	41.89%	41.21%	68 bps
Renaissance Charleston	$204.47	$190.07	7.6%	91.0%	87.7%	3.3%	$186.07	$166.76	11.6%	34.38%	34.36%	2 bps
Hilton Garden Inn Chelsea	$218.42	$223.23	(2.2)%	94.5%	96.6%	(2.1)%	$206.36	$215.62	(4.3)%	38.01%	44.19%	-618 bps
Chicago Marriott	$206.30	$205.34	0.5%	75.7%	76.6%	(0.9)%	$156.08	$157.32	(0.8)%	23.32%	23.37%	-5 bps
Chicago Conrad	$222.81	$215.81	3.2%	83.4%	82.8%	0.6%	$185.77	$178.75	3.9%	34.29%	31.38%	291 bps
Courtyard Denver Downtown	$188.15	$168.83	11.4%	84.3%	84.9%	(0.6)%	$158.70	$143.40	10.7%	48.40%	45.33%	307 bps
Courtyard Fifth Avenue	$271.59	$266.73	1.8%	89.2%	77.3%	11.9%	$242.36	$206.12	17.6%	24.33%	18.03%	630 bps
Courtyard Midtown East	$274.68	$263.70	4.2%	90.8%	80.2%	10.6%	$249.50	$211.53	18.0%	32.17%	27.49%	468 bps
Frenchman's Reef	$245.64	$243.33	0.9%	86.6%	84.1%	2.5%	$212.78	$204.57	4.0%	24.48%	21.22%	326 bps
JW Marriott Denver Cherry Creek	$254.60	$240.79	5.7%	83.3%	81.0%	2.3%	$212.11	$195.05	8.7%	32.84%	30.47%	237 bps
Inn at Key West	$209.88	$190.87	10.0%	89.1%	85.3%	3.8%	$186.99	$162.81	14.9%	53.94%	52.07%	187 bps
Lexington Hotel New York	$235.04	$200.80	17.1%	90.8%	53.7%	37.1%	$213.43	$107.85	97.9%	30.28%	(4.76)%	3504 bps
Los Angeles Airport Marriott	$129.68	$113.56	14.2%	91.4%	87.8%	3.6%	$118.48	$99.73	18.8%	22.91%	21.21%	170 bps
Hilton Minneapolis	$147.18	$145.04	1.5%	76.3%	75.0%	1.3%	$112.26	$108.79	3.2%	26.24%	28.12%	-188 bps
Orlando Airport Marriott	$107.50	$100.94	6.5%	78.6%	75.1%	3.5%	$84.53	$75.82	11.5%	23.64%	22.76%	88 bps
Hotel Rex	$210.61	$189.84	10.9%	86.0%	84.9%	1.1%	$181.07	$161.11	12.4%	35.43%	32.16%	327 bps
Salt Lake City Marriott	$147.13	$143.26	2.7%	69.8%	69.9%	(0.1)%	$102.68	$100.20	2.5%	32.16%	33.79%	-163 bps
The Lodge at Sonoma	$268.86	$255.28	5.3%	78.7%	75.8%	2.9%	$211.58	$193.49	9.3%	28.54%	25.71%	283 bps
Hilton Garden Inn Times Square Central	$295.52	N/A	N/A	70.9%	N/A	N/A	$209.59	N/A	N/A	46.64%	N/A	N/A
Vail Marriott	$249.56	$230.31	8.4%	70.3%	71.8%	(1.5)%	$175.39	$165.44	6.0%	35.11%	30.28%	483 bps
Westin San Diego	$167.86	$154.40	8.7%	85.5%	87.2%	(1.7)%	$143.53	$134.63	6.6%	32.33%	32.40%	-7 bps
Westin Washington D.C. City Center	$206.31	$189.21	9.0%	74.5%	78.0%	(3.5)%	$153.65	$147.66	4.1%	31.21%	32.22%	-101 bps
Renaissance Worthington	$176.00	$171.00	2.9%	69.6%	65.1%	4.5%	$122.46	$111.34	10.0%	32.76%	30.86%	190 bps
Pro Forma Total (1)	$195.90	$182.34	7.4%	80.9%	76.7%	4.2%	$158.43	$139.93	13.2%	29.43%	26.42%	301 bps
Pro Forma Total Excluding NYC Renovations (2)	$187.92	$177.07	6.1%	79.6%	78.3%	1.3%	$149.65	$138.69	7.9%	29.37%	27.91%	146 bps

(1) Excludes the Oak Brook Hills Resort sold in April 2014 and the Hilton Garden Inn Times Square Central, which opened on September 1, 2014. Includes operating results for all other hotels assuming they were owned since January 1, 2013.
(2) Excludes the three hotels in New York City under renovation during the nine months ended September 30, 2013; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,468	$1,169	$406	$—	$—	$1,575
Bethesda Marriott Suites	$3,495	$(1,248)	$360	$—	$1,541	$653
Boston Westin	$22,176	$4,842	$2,186	$—	$10	$7,038
Hilton Boston Downtown	$9,853	$3,008	$1,081	$—	$42	$4,131
Hilton Burlington	$5,475	$2,290	$436	$—	$23	$2,749
Renaissance Charleston	$3,300	$633	$406	$—	$(32)	$1,007
Hilton Garden Inn Chelsea	$3,517	$836	$485	$—	$—	$1,321
Chicago Marriott	$29,390	$2,574	$3,074	$3,218	$(398)	$8,468
Chicago Conrad	$8,605	$2,848	$961	$—	$—	$3,809
Courtyard Denver Downtown	$3,018	$1,231	$279	$—	$—	$1,510
Courtyard Fifth Avenue	$4,660	$64	$452	$844	$52	$1,412
Courtyard Midtown East	$8,331	$1,384	$686	$836	$—	$2,906
Frenchman's Reef	$12,376	$(1,388)	$1,563	$815	$—	$990
JW Marriott Denver Cherry Creek	$6,293	$1,131	$521	$568	$—	$2,220
Inn at Key West	$1,564	$518	$90	$—	$—	$608
Lexington Hotel New York	$17,219	$1,470	$3,274	$1,748	$31	$6,523
Los Angeles Airport Marriott	$17,808	$2,317	$964	$1,135	$—	$4,416
Minneapolis Hilton	$14,846	$1,390	$2,403	$1,328	$(129)	$4,992
Orlando Airport Marriott	$4,264	$(1,172)	$588	$820	$—	$236
Hotel Rex	$2,146	$818	$140	$—	$—	$958
Salt Lake City Marriott	$7,157	$956	$743	$694	$—	$2,393
The Lodge at Sonoma	$7,507	$2,016	$390	$312	$—	$2,718
Hilton Garden Inn Times Square Central	$1,786	$574	$259	$—	$—	$833
Vail Marriott	$6,719	$1,093	$508	$—	$—	$1,601
Westin San Diego	$8,144	$869	$1,132	$706	$46	$2,753
Westin Washington D.C. City Center	$7,826	$479	$1,292	$765	$47	$2,583
Renaissance Worthington	$8,177	$824	$631	$743	$2	$2,200
Pro Forma Total (2)	$228,334	$30,952	$25,051	$14,532	$1,235	$71,667
Pro Forma Total Excluding Lexington (3)	$211,115	$29,482	$21,777	$12,784	$1,204	$65,144
(1) The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of our unfavorable contract liabilities.
(2) Excludes the Hilton Garden Inn Times Square Central, which opened on September 1, 2014. Includes operating results for all other hotels assuming they were owned since January 1, 2013.
(3) Excludes the Lexington Hotel New York under renovation during the third quarter of 2013.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2013
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,291	$823	$405	$—	$—	$1,228
Bethesda Marriott Suites	$3,014	$(1,530)	$376	$—	$1,557	$403
Boston Westin	$18,878	$2,595	$2,124	$—	$2	$4,721
Hilton Boston Downtown	$8,020	$1,476	$1,441	$—	$42	$2,959
Hilton Burlington	$4,960	$1,518	$844	$—	$23	$2,385
Renaissance Charleston	$2,905	$493	$405	$—	$(32)	$866
Hilton Garden Inn Chelsea	$3,595	$1,057	$606	$—	$—	$1,663
Chicago Marriott	$28,087	$1,511	$3,308	$3,232	$(396)	$7,655
Chicago Conrad	$7,511	$1,833	$965	$—	$—	$2,798
Courtyard Denver Downtown	$2,647	$981	$266	$—	$—	$1,247
Courtyard Fifth Avenue	$4,449	$(71)	$433	$854	$52	$1,268
Courtyard Midtown East	$7,495	$1,018	$675	$978	$—	$2,671
Frenchman's Reef	$11,257	$(1,895)	$1,611	$830	$—	$546
JW Marriott Denver Cherry Creek	$5,954	$881	$521	$586	$—	$1,988
Inn at Key West	$1,366	$466	$90	$—	$—	$556
Lexington Hotel New York	$9,014	$(4,396)	$2,664	$1,682	$30	$(20)
Los Angeles Airport Marriott	$15,326	$574	$1,252	$1,135	$—	$2,961
Minneapolis Hilton	$13,656	$958	$1,944	$1,359	$(133)	$4,128
Orlando Airport Marriott	$3,927	$(1,319)	$812	$832	$—	$325
Hotel Rex	$1,824	$442	$231	$—	$—	$673
Salt Lake City Marriott	$6,538	$882	$756	$392	$—	$2,030
The Lodge at Sonoma	$6,535	$1,524	$370	$318	$—	$2,212
Vail Marriott	$5,669	$89	$612	$—	$—	$701
Westin San Diego	$7,301	$420	$1,068	$718	$47	$2,253
Westin Washington D.C. City Center	$5,895	$(401)	$1,055	$783	$46	$1,483
Renaissance Worthington	$7,450	$498	$690	$756	$2	$1,946
Pro Forma Total (2)	$197,564	$10,427	$25,524	$14,455	$1,240	$51,520
Pro Forma Total Excluding Lexington (3)	$188,550	$14,823	$22,860	$12,773	$1,210	$51,540

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	Includes operating results for each of the Company's hotels assuming they were owned since January 1, 2013.
(3) Excludes the Lexington Hotel New York under renovation during the third quarter of 2013.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$13,632	$3,594	$1,216	$—	$—	$4,810
Bethesda Marriott Suites	$11,058	$(3,022)	$1,083	$—	$4,632	$2,693
Boston Westin	$64,074	$11,302	$6,571	$—	$14	$17,887
Hilton Boston Downtown	$24,617	$5,699	$3,253	$—	$125	$9,077
Hilton Burlington	$11,849	$3,586	$1,309	$—	$68	$4,963
Renaissance Charleston	$10,336	$2,436	$1,212	$—	$(95)	$3,553
Hilton Garden Inn Chelsea	$9,818	$2,264	$1,468	$—	$—	$3,732
Chicago Marriott	$75,380	$(256)	$9,444	$9,583	$(1,192)	$17,579
Chicago Conrad	$21,355	$4,447	$2,876	$—	$—	$7,323
Courtyard Denver Downtown	$8,178	$3,134	$824	$—	$—	$3,958
Courtyard Fifth Avenue	$12,322	$(992)	$1,321	$2,514	$155	$2,998
Courtyard Midtown East	$22,318	$2,338	$2,061	$2,781	$—	$7,180
Frenchman's Reef	$50,970	$5,406	$4,641	$2,430	$—	$12,477
JW Marriott Denver Cherry Creek	$17,541	$2,490	$1,553	$1,717	$—	$5,760
Inn at Key West	$6,033	$2,984	$270	$—	$—	$3,254
Lexington Hotel New York	$45,006	$(1,473)	$9,799	$5,208	$94	$13,628
Los Angeles Airport Marriott	$51,410	$5,492	$2,917	$3,369	$—	$11,778
Minneapolis Hilton	$38,320	$(587)	$7,066	$3,964	$(388)	$10,055
Orlando Airport Marriott	$16,770	$(290)	$1,814	$2,441	$—	$3,965
Hotel Rex	$5,242	$1,302	$555	$—	$—	$1,857
Salt Lake City Marriott	$20,910	$2,405	$2,248	$2,071	$—	$6,724
The Lodge at Sonoma	$17,828	$3,004	$1,154	$930	$—	$5,088
Hilton Garden Inn Times Square Central	$1,786	$574	$259	$—	$—	$833
Vail Marriott	$24,307	$6,986	$1,548	$—	$—	$8,534
Westin San Diego	$22,863	$1,834	$3,317	$2,104	$137	$7,392
Westin Washington D.C. City Center	$21,176	$527	$3,657	$2,284	$142	$6,610
Renaissance Worthington	$27,244	$4,783	$1,920	$2,215	$6	$8,924
Pro Forma Total (2)	$650,557	$69,393	$75,097	$43,611	$3,698	$191,456
Pro Forma Total Excluding NYC Renovations (3)	$570,911	$69,520	$61,916	$33,108	$3,449	$167,650

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of our unfavorable contract liabilities.

(2)
Excludes the Oak Brook Hills Resort sold in April 2014 and the Hilton Garden Inn Times Square Central, which opened on September 1, 2014. Includes operating results for all other hotels assuming they were owned since January 1, 2013.

(3)	Excludes the three hotels in New York City under renovation during the nine months ended September 30, 2013; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2013
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$13,670	$3,413	$1,218	$—	$—	$4,631
Bethesda Marriott Suites	$10,249	$(3,588)	$1,257	$—	$4,672	$2,341
Boston Westin	$57,358	$7,431	$6,372	$—	$7	$13,810
Hilton Boston Downtown	$19,985	$2,163	$4,309	$—	$125	$6,597
Hilton Burlington	$10,887	$1,891	$2,527	$—	$68	$4,486
Renaissance Charleston	$9,203	$2,065	$1,192	$—	$(95)	$3,162
Hilton Garden Inn Chelsea	$10,201	$2,955	$1,553	$—	$—	$4,508
Chicago Marriott	$75,420	$(665)	$9,864	$9,618	$(1,192)	$17,625
Chicago Conrad	$20,051	$3,491	$2,801	$—	$—	$6,292
Courtyard Denver Downtown	$7,445	$2,586	$789	$—	$—	$3,375
Courtyard Fifth Avenue	$10,488	$(1,998)	$1,184	$2,544	$161	$1,891
Courtyard Midtown East	$18,677	$328	$1,874	$2,932	$—	$5,134
Frenchman's Reef	$48,571	$2,970	$4,864	$2,473	$—	$10,307
JW Marriott Denver Cherry Creek	$16,545	$1,785	$1,487	$1,770	$—	$5,042
Inn at Key West	$5,279	$2,479	$270	$—	$—	$2,749
Lexington Hotel New York	$23,315	$(15,255)	$9,010	$5,044	$92	$(1,109)
Los Angeles Airport Marriott	$44,658	$2,133	$3,972	$3,368	$—	$9,473
Minneapolis Hilton	$38,635	$1,396	$5,816	$4,050	$(399)	$10,863
Orlando Airport Marriott	$15,114	$(1,368)	$2,332	$2,476	$—	$3,440
Hotel Rex	$4,754	$836	$693	$—	$—	$1,529
Salt Lake City Marriott	$20,248	$3,433	$2,227	$1,182	$—	$6,842
The Lodge at Sonoma	$15,980	$2,336	$1,103	$670	$—	$4,109
Vail Marriott	$22,328	$4,947	$1,813	$—	$—	$6,760
Westin San Diego	$22,186	$2,407	$3,185	$1,455	$141	$7,188
Westin Washington D.C. City Center	$20,227	$(190)	$4,232	$2,338	$138	$6,518
Renaissance Worthington	$23,989	$3,052	$2,093	$2,253	$6	$7,404
Pro Forma Total (2)	$585,463	$31,033	$78,037	$42,173	$3,724	$154,676
Pro Forma Total Excluding NYC Renovations (3)	$532,983	$47,958	$65,969	$31,653	$3,471	$148,760

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of our unfavorable contract liabilities.

(2)	Excludes the Oak Brook Hills Resort sold in April 2014 and includes operating results all other hotels assuming they were owned since January 1, 2013.

(3)	Excludes the three hotels in New York City under renovation during the nine months ended September 30, 2013; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.